Exhibit 99.1
EPAM Reports Results for Second Quarter 2018

Second quarter revenues of $445.6 million, up 27.7% year-over-year
GAAP Diluted EPS of $0.89 for the second quarter
Non-GAAP Diluted EPS of $1.01 for the second quarter

Newtown, PA — August 2, 2018 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its second quarter ended June 30, 2018.

“Our business continues to benefit from strong broad-based demand for our high-value solutions and customized digital experiences across the markets we serve,” said Arkadiy Dobkin, CEO & President, EPAM. “As companies accelerate digital initiatives by applying new advances in Intelligent Automation, Blockchain, Artificial Intelligence and IoT, we are well-positioned to deliver disruptive solutions that help our customers stay competitive and expand their markets.”

Second Quarter 2018 Highlights

•	Revenues increased to $445.6 million, a year-over-year increase of $96.7 million, or 27.7%, and on a constant currency basis, revenue was up 27.1% over the corresponding period last year;

•	GAAP income from operations was $54.2 million, an increase of $13.5 million, or 33.3%, compared to $40.7 million in the second quarter of 2017;

•	Non-GAAP income from operations was $72.3 million, an increase of $16.5 million, or 29.5%, compared to $55.8 million in the second quarter of 2017;

•
Diluted earnings per share (“EPS”) on a GAAP basis was $0.89, an increase of $0.21, or 30.9%, compared to $0.68 in the second quarter of 2017 based on a weighted average share count of 56.6 million fully diluted shares outstanding; and

•	Non-GAAP diluted EPS was $1.01, an increase of $0.21, or 26.3%, compared to $0.80 in the second quarter of 2017.
Cash Flow and Other Metrics

•	Cash provided by operations was $66.8 million for the first six months of 2018, an increase from $59.3 million for the first six months of 2017;

•
Cash, cash equivalents and restricted cash totaled $585.3 million as of June 30, 2018, an increase of $2.4 million or 0.4% from $582.9 million as of December 31, 2017. EPAM used $50.3 million net cash for the acquisition of Continuum during the six months ended June 30, 2018; and

•	Total headcount was approximately 27,400 as of June 30, 2018. Included in this number were approximately 24,300 delivery professionals, an increase of 19.1% from June 30, 2017.

2018 Outlook - Full Year and Third Quarter
Full Year

•
Revenue growth for 2018 will now be at least 26% reflecting an update to the expectation about the benefit of currency exchange rates on reported revenues. The Company now expects that foreign currency translation will have a 1% benefit on full year reported revenue rather than the 2% previously forecasted. The Company expects revenue growth on a constant currency basis will continue to be at least 25%;

•	The Company expects GAAP income from operations to continue to be in the range of 12% to 13% of revenues and non-GAAP income from operations to continue to be in the range of 16% to 17% of revenues;

•	The Company expects its GAAP effective tax rate to now be approximately 5% and its non-GAAP effective tax rate to continue to be approximately 22%; and

•
The Company expects GAAP diluted EPS will now be at least $3.80 for the full year, and non-GAAP diluted EPS will continue to be at least $4.11 for the full year. The Company now expects weighted average share count for the year of 56.7 million diluted shares outstanding.

Third Quarter

•
Revenues will be at least $466 million for the third quarter, reflecting a year-over-year growth rate of at least 23%. The Company expects foreign currency translation to have a 1% unfavorable impact on year-over-year revenue growth during the quarter. The Company expects year-over-year revenue growth on a constant currency basis to be at least 24%;

•	For the third quarter, the Company expects GAAP income from operations to be in the range of 12% to 13% of revenues and non-GAAP income from operations to be in the range of 16% to 17% of revenues;

•	The Company expects its GAAP effective tax rate to be approximately 17% and its non-GAAP effective tax rate to be approximately 22%; and

•
The Company expects GAAP diluted EPS will be at least $0.85 for the quarter, and non-GAAP diluted EPS will be at least $1.04 for the quarter. The Company expects weighted average share count for the quarter of 56.9 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, August 2, 2018 at 8:00 a.m. Eastern time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13681484. The replay will be available until August 16, 2018.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #12 in FORBES 25 Fastest Growing Public Tech Companies and as a top UK Digital Design & Build Agency.
Learn more at http://www.epam.com/ and follow EPAM on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, legal settlements, certain other one-time charges and benefits, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$445,647	$348,977	$869,795	$673,628
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	289,175	220,132	566,809	427,862
Selling, general and administrative expenses	91,843	80,419	179,620	158,872
Depreciation and amortization expense	8,962	7,020	17,138	13,692
Other operating expenses, net	1,430	724	3,294	1,554
Income from operations	54,237	40,682	102,934	71,648
Interest and other income, net	1,052	802	501	1,386
Foreign exchange gain/(loss)	1,830	1,562	1,583	(1,393)
Income before provision for/(benefit from) income taxes	57,119	43,046	105,018	71,641
Provision for/(benefit from) income taxes	6,864	5,687	(9,655)	10,641
Net income	$50,255	$37,359	$114,673	$61,000
Foreign currency translation adjustments, net of tax	(15,834)	4,551	(12,525)	10,937
Unrealized loss on cash-flow hedging instruments, net of tax	(2,076)	—	(2,007)	—
Comprehensive income	$32,345	$41,910	$100,141	$71,937

Net income per share:
Basic	$0.94	$0.72	$2.15	$1.19
Diluted	$0.89	$0.68	$2.03	$1.12
Shares used in calculation of net income per share:
Basic	53,517	51,899	53,299	51,431
Diluted	56,587	54,849	56,415	54,371

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	As of June 30, 2018	As of December 31, 2017
Assets
Current assets
Cash and cash equivalents	$584,081	$582,585
Accounts receivable, net of allowance of $2,790 and $1,186, respectively	283,001	265,639
Unbilled revenues	123,434	86,500
Prepaid and other current assets, net of allowance of $42 and $45, respectively	31,919	23,196
Employee loans, current, net of allowance of $0 and $0, respectively	2,084	2,113
Total current assets	1,024,519	960,033
Property and equipment, net	98,450	86,419
Employee loans, noncurrent, net of allowance of $0 and $0, respectively	1,669	2,097
Intangible assets, net	55,201	44,511
Goodwill	144,667	119,531
Deferred tax assets	54,805	24,974
Other noncurrent assets, net of allowance of $130 and $140, respectively	12,884	12,691
Total assets	$1,392,195	$1,250,256

Liabilities
Current liabilities
Accounts payable	$6,727	$5,574
Accrued expenses and other current liabilities	72,443	89,812
Due to employees	50,374	38,757
Deferred compensation due to employees	4,338	5,964
Taxes payable, current	47,529	40,860
Total current liabilities	181,411	180,967
Long-term debt	25,020	25,033
Taxes payable, noncurrent	56,540	59,874
Other noncurrent liabilities	16,421	9,435
Total liabilities	279,392	275,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 53,705,002 and 53,003,420 shares issued, 53,685,267 and 52,983,685 shares outstanding at June 30, 2018 and December 31, 2017, respectively	54	53
Additional paid-in capital	511,131	473,874
Retained earnings	633,950	518,820
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(32,155)	(17,623)
Total stockholders’ equity	1,112,803	974,947
Total liabilities and stockholders’ equity	$1,392,195	$1,250,256

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(In thousands, except percent and per share amounts)
(Unaudited)

Reconciliation of revenue growth at constant currency to revenue growth as reported under GAAP is presented in the table below:

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Revenue growth at constant currency(1)	27.1%	26.6%
Foreign exchange rates impact	0.6%	2.5%
Revenue growth as reported	27.7%	29.1%

(1)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to Non-GAAP for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$289,175	$(7,054)	$282,121	$566,809	$(15,343)	$551,466
Selling, general and administrative expenses(3)	$91,843	$(7,841)	$84,002	$179,620	$(16,525)	$163,095
Income from operations(4)	$54,237	$18,083	$72,320	$102,934	$37,059	$139,993
Operating margin	12.2%	4.0%	16.2%	11.8%	4.3%	16.1%
Net income(5)	$50,255	$6,821	$57,076	$114,673	$(5,354)	$109,319
Diluted earnings per share	$0.89		$1.01	$2.03		$1.94

	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$220,132	$(4,189)	$215,943	$427,862	$(9,539)	$418,323
Selling, general and administrative expenses(3)	$80,419	$(9,068)	$71,351	$158,872	$(20,062)	$138,810
Income from operations(4)	$40,682	$15,145	$55,827	$71,648	$33,438	$105,086
Operating margin	11.7%	4.3%	16.0%	10.6%	5.0%	15.6%
Net income(5)	$37,359	$6,425	$43,784	$61,000	$21,706	$82,706
Diluted earnings per share	$0.68		$0.80	$1.12		$1.52

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation expenses	$7,054	$4,189	$15,343	$9,539
Total adjustments to GAAP cost of revenues(2)	7,054	4,189	15,343	9,539
Stock-based compensation expenses	7,756	8,738	16,063	19,164
Other acquisition-related expenses	85	330	462	898
Total adjustments to GAAP selling, general and administrative expenses(3)	7,841	9,068	16,525	20,062
Amortization of purchased intangible assets	2,032	1,888	3,792	3,837
One-time charges	1,156	—	1,399	—
Total adjustments to GAAP income from operations(4)	18,083	15,145	37,059	33,438
Foreign exchange gain/(loss)	(1,830)	(1,562)	(1,583)	1,393
Provision for/(benefit from) income taxes:
Tax effect on non-GAAP adjustments	(3,286)	(3,020)	(7,517)	(7,293)
Net discrete benefit from tax planning and U.S. tax reform	(706)	—	(23,183)	—
Excess tax benefits related to stock-based compensation	(5,440)	(4,138)	(10,130)	(5,832)
Total adjustments to GAAP net income(5)	$6,821	$6,425	$(5,354)	$21,706

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Third Quarter 2018	Full Year 2018
Revenue growth at constant currency (at least) (6)	24%	25%
Foreign exchange rates impact	(1)%	1%
Revenue growth (at least)	23%	26%

(6)
Constant currency revenue results are calculated by translating current period projected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of projected GAAP to Non-GAAP income from operations as a percentage of revenue is presented in the table below:

	Third Quarter 2018	Full Year 2018
GAAP income from operations as a percentage of revenue	12% to 13%	12% to 13%
Stock-based compensation expenses	3.4%	3.5%
Included in cost of revenues (exclusive of depreciation and amortization)	1.6%	1.7%
Included in selling, general and administrative expenses	1.8%	1.8%
Other acquisition-related expenses	—%	—%
Amortization of purchased intangible assets	0.6%	0.4%
One-time charges	—%	0.1%
Non-GAAP income from operations as a percentage of revenue	16% to 17%	16% to 17%

Reconciliation of projected GAAP to Non-GAAP effective tax rate is presented in the table below:

	Third Quarter 2018	Full Year 2018
GAAP effective tax rate (approximately)	17%	5%
Tax effect on non-GAAP adjustments	2.8%	4.8%
Net discrete benefit related to tax planning and U.S. tax reform	—%	5.1%
Excess tax benefits related to stock-based compensation	2.2%	7.1%
Non-GAAP effective tax rate (approximately)	22%	22%

Reconciliation of projected GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2018	Full Year 2018
GAAP diluted earnings per share (at least)	$0.85	$3.80
Stock-based compensation expenses	0.26	1.10
Included in cost of revenues (exclusive of depreciation and amortization)	0.12	0.53
Included in selling, general and administrative expenses	0.14	0.57
Other acquisition-related expenses	—	0.01
Amortization of purchased intangible assets	0.04	0.14
One-time charges	—	0.02
Foreign exchange gain/(loss)	0.01	(0.01)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.07)	(0.27)
Net discrete benefit from tax planning and U.S. tax reform	—	(0.40)
Excess tax benefits related to stock-based compensation	(0.05)	(0.28)
Non-GAAP diluted earnings per share (at least)	$1.04	$4.11